UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
December 9, 2008
Date of Report (date of earliest event reported):
Capital Crossing Preferred Corporation
(Exact Name of Registrant as Specified in its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

000-25193	04-3439366
(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas
46th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
(646) 333-8809
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 9, 2008, Georgia Murray informed Capital Crossing Preferred Corporation (the “Company’) that she resigned as a director of the Company effective immediately.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: December 15, 2008	By:	/s/ Lana Franks
Lana Franks
President